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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 18, 2002


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                            J. L. HALSEY CORPORATION*
             (Exact name of Registrant as specified in its charter)


          Delaware               1-10875*                       01-0579490
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                   Identification Number)

 2325-B Renaissance Drive,
        Suite 10                                                    89119
    Las Vegas, Nevada                                            (Zip code)
  (Address of principal
    executive offices)


       Registrant's telephone number, including area code: (702) 966-4246


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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*On June 18, 2002, NAHC, Inc. a Delaware corporation ("NAHC") merged with and into its wholly owned subsidiary, J. L. Halsey Corporation, a Delaware corporation (the "Company"), with the Company being the surviving corporation. This current report on Form 8-K is filed by the Company to evidence its status, pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934 (the "Act"), as successor registrant to NAHC under section 12(g) of the Act upon the consummation of the merger and to register the common stock, par value $0.01, of the Company as the successor equity security of the common stock, par value $0.01, of NAHC under Section 12(g) of the Act.

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ITEM 5. OTHER EVENTS.

         On June 19, 2002, J. L. Halsey Corporation (the "Company"), a wholly owned subsidiary of NAHC, Inc. a Delaware corporation ("NAHC"), issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the approval, on June 13, 2002, by the holders of a majority of NAHC's outstanding common stock of the Certificate of Ownership and Merger pursuant to which NAHC merged with and into the Company, with the Company being the surviving corporation (the "Merger"). As a result of the Merger each share of NAHC common stock, $0.01 par value, was converted into one share of the Company's common stock, $0.01 par value (the "Common Stock").

         Effective as of the effective time of the merger on June 18, 2002, the Company became the successor registrant to NAHC and the Common Stock is deemed registered under Section 12(g) of the Securities Exchange Act of 1934 pursuant to rule 12g-3(a).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         99.1  -  Press release, dated June 19, 2002.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     J. L. Halsey Corporation
                                     (Registrant)



                                     By: /s/ David R. Burt
                                        ---------------------------------------
                                     Name:  David R. Burt
                                     Title: Chief Executive Officer, President,
                                            Secretary and Treasurer


                                            Date:    June 19, 2002